UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2008
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Frank E. Thomas
On March 2, 2008, Frank E. Thomas, the President and Chief Executive Officer and a Class III director of Critical Therapeutics, Inc. (the “Company”), notified the Company’s Board of Directors of his resignation as President and Chief Executive Officer effective March 31, 2008 and as a member of the Board of Directors effective immediately.
Trevor Phillips, Ph.D.
On March 4, 2008, the Company announced that the Board of Directors appointed Trevor Phillips, Ph.D. as President and Chief Executive Officer of the Company effective April 1, 2008 and elected Dr. Phillips to the Board of Directors as a Class I director effective March 4, 2008, with a term expiring at the Company’s 2008 annual meeting of stockholders.
Dr. Phillips, age 46, has served as the Company’s Chief Operating Officer since November 2003 and as the Company’s Senior Vice President of Operations since December 2004. Dr. Phillips served as Secretary from March 2004 to September 2004, as Treasurer from September 2003 to May 2004 and as Vice President of Operations from October 2002 to December 2004.
From November 2001 to September 2002, Dr. Phillips served as Senior Program Director for Sepracor, Inc., a pharmaceutical company. From October 1999 to November 2001, Dr. Phillips served as Director of Drug Development, Strategy and Planning for Scotia Holdings plc, a biotechnology company. From March 1997 to October 1999, Dr. Phillips served as a Senior Manager, Strategic Planning for Accenture Ltd. (formerly known as Andersen Consulting), a management consulting company. From March 1990 to March 1997, Dr. Phillips served in a variety of positions, including Director of Strategic Direction, for GlaxoWellcome plc, a pharmaceutical company. Dr. Phillips holds a B.Sc. in Microbiology from the University of Reading, a Ph.D. in Microbial Biochemistry from the University of Wales and an M.B.A. from Henley Management College.
There are no family relationships between Dr. Phillips and any other executive officer or director of the Company.
New compensation arrangements for Dr. Phillips in connection with his appointment as President and Chief Executive Officer have not yet been determined. The Company will file an amendment to this Current Report on Form 8-K after, and to the extent, any such arrangements are determined.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2008	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Thomas P. Kelly
Thomas P. Kelly
Chief Financial Officer and Senior Vice President of Finance and Corporate Development